Exhibit 4.8

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of April 23, 2012, by and among CAMPING WORLD, INC., a Kentucky corporation, CWI, INC., a Kentucky corporation (collectively, the “Borrowers” and each, individually a “Borrower”), the Guarantors (as defined in the hereinafter-defined Credit Agreement), the Lenders (as defined in the hereinafter-defined Credit Agreement) party hereto, and SUNTRUST BANK, as the administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the certain Subsidiaries of a Borrower party thereto as guarantors, the Issuing Bank, the Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of March 1, 2010, as amended by that certain First Amendment to Credit Agreement, dated as of April 22, 2010, as further amended by that certain Second Amendment to Credit Agreement, dated as of May 3, 2010, as further amended by that certain Third Amendment to Credit Agreement, dated as of November 30, 2010, as further amended by that certain Fourth Amendment to Credit Agreement, dated as of December 30, 2010, as further amended by that certain Fifth Amendment to Credit Agreement, dated as of February 23, 2011, and as further amended by that certain Sixth Amendment to Credit Agreement, dated as of September 12, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make the certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, the Borrowers have requested that certain terms and conditions of the Credit Agreement be amended, and the Administrative Agent, the Lenders and, by their respective acknowledgment hereof, the Guarantors have agreed to the requested amendments on the terms and conditions provided herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Amendments to Credit Agreement.

(a)           Section 1.1 of the Credit Agreement, Definitions, is hereby modified and amended by deleting the definitions of “Interest Rate Margin”, “Availability Block” and “Availability Block Reduction Period” in their entirety and inserting the following in lieu thereof:

“Availability Block” shall mean (a) during the Availability Block Reduction Period, $2,500,000 and (b) at all other times, $5,000,000.

“Availability Block Reduction Period” shall mean the period from and including October 1 of each calendar year until and including the last calendar day in February of each subsequent calendar year.

“Interest Rate Margin” shall mean 3.25%.

(b)           Section 8.10 of the Credit Agreement, Limitation on New Stores, is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Section 8.10         Intentionally Omitted.”

2.             No Other Amendments or Waivers.  Except in connection with the amendment set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.  Except for the amendment set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Borrowers hereby ratify and confirm their respective obligations thereunder.  This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein.  The Borrowers acknowledge and expressly agree that the Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, as amended herein.  The Borrowers have no knowledge of any challenge to the Administrative Agent’s or any Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

3.             Conditions Precedent to Effectiveness.  This Amendment shall become effective as of the date hereof (subject to Section 4 below) when each of the following conditions has been met or duly waived by the Administrative Agent in writing:

(a)           After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein;

(b)           After giving effect to this Amendment, all representations and warranties of the Borrower Parties set forth in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects as of the date hereof; and

(c)           The Administrative Agent shall have received the counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Administrative Agent and the Lenders.

4.             Retroactive Amendment on Interest.  Upon the effectiveness of this Amendment pursuant to Section 3 above, the “Interest Rate Margin” shall be increased by virtue of the amendment set forth in Section 1(a) on this Amendment.  The express intent of the parties hereto is that such increase in the “Interest Rate Margin” shall be effective, notwithstanding the date hereof, retroactively to February 1, 2012.  Therefore, upon giving effect to this Amendment, the increase in the “Interest Rate Margin” contemplated by this Amendment shall hereby be effective retroactively, automatically, to February 1, 2012, with the effect that all Advances and Letter of Credit fees shall accrue interest, as of February 1, 2012, by reference to the “Interest Rate Margin” as amended and increased by this Amendment instead of the “Interest Rate Margin” in effect prior to this Amendment.  The terms of this Section 4 are a material part of the anticipated consideration among the parties hereto.

5.             Reaffirmation of Obligations.  All Obligations owing by the Borrowers, together with all fees, costs, expenses and other charges now or hereafter payable by the Borrowers to the Administrative Agent and each Lender, are unconditionally owing by the Borrowers to the Administrative Agent and each Lender, jointly and severally, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever. The Borrowers hereby acknowledge that the Loan Documents to which it is a party and the Obligations constitute the valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity), and the Borrowers hereby reaffirm their obligations under the Loan Documents. Without limiting the generality of the foregoing, each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents in each case effective as of the date hereof.

6.             Representations and Warranties of the Borrower Parties.  In consideration of the execution and delivery of this Amendment by the Administrative Agent and the Lenders, each Borrower Party hereby represents and warrants in favor of the Lender Group as follows:

(a)           each Borrower Party has the corporate power and authority (i) to enter into this Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by such Borrower Party;

(b)           each Borrower Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform this Amendment in accordance with the terms hereof and to consummate the transactions contemplated hereby;

(c)           each Borrower Party has obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect.  None of such Necessary Authorizations is the subject of any pending or, to the best of each Borrower Party’s knowledge, threatened attack or revocation, by the grantor of the Necessary Authorization.  No Borrower Party or any Subsidiary of a Borrower Party is required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance of this Amendment or any other Loan Document, in accordance with their respective terms, or the consummation of the transactions contemplated hereby or thereby;

(d)           the execution, delivery, and performance of this Amendment in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not (i) violate any Applicable Law, (ii) conflict with, result in a breach of, or constitute a default under, the certificate of incorporation or formation or by-laws, partnership agreement or operating agreement of any Borrower Party or under any material indenture, agreement, or other instrument to which any Borrower Party is a party or by which any Borrower Party or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with any Borrower Party except Permitted Liens;

(e)           this Amendment has been duly executed and delivered by such Borrower Party, and is a legal, valid and binding obligation of such Borrower Party, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(f)            no Default or Event of Default exists under the Credit Agreement or the other Loan Documents;

(g)           as of the date hereof, all representations and warranties of the Borrower Parties set forth in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects; and

(h)           the Loan Documents to which such Borrower Party is a party, including, without limitation, the Credit Agreement, constitute the legal, valid and binding obligations of such Borrower Party, enforceable in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

7.             Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto.

8.             Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

9.             Affirmation of Guaranty.  By executing this Amendment, each of the Guarantors hereby acknowledges, consents and agrees that all of its obligations and liabilities under the provisions of the Credit Agreement remain in full force and effect, and that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liability under the Credit Agreement or any of the other Loan Documents to which it is a party.  Without limiting the foregoing or any other provision of the Loan Documents, each Guarantor acknowledges and agrees that this Amendment extends the stated maturity date of certain Obligations under the Credit Agreement and may increase the principal amount of the Obligations and the interest, fees or other amounts that may accrue from time to time in respect thereof, and each Guarantor acknowledges and reaffirms their continuing, unconditional guaranty of the Obligations including, without limitation, as may be increased or extended pursuant to the terms of this Amendment.

10.           Release. In consideration for the accommodations provided pursuant to this Amendment, and acknowledging that the Administrative Agent and Lenders will be specifically relying on the following provisions as a material inducement in entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower Party hereby releases, remises and forever discharges the Administrative Agent and the Lenders and their respective agents, servants, employees, directors, officers, attorneys, accountants, consultants, affiliates, representatives, receivers, trustees, subsidiaries, predecessors, successors and assigns (collectively, the “Released Parties”) from any and all claims, damages, losses, demands, liabilities, obligations, actions and causes of action whatsoever (whether arising in contract or in tort, and whether at law or in equity), whether known or unknown, matured or contingent, liquidated or unliquidated, in any way arising from, in connection with, or in any way concerning or relating to the Credit Agreement, the other Loan Documents, and/or any dealings with any of the Released Parties in connection with the transactions contemplated by such documents or this Amendment prior to date hereof.  This release shall be and remain in full force and effect notwithstanding the discovery by each Borrower Party after the date hereof (a) of any new or additional claim against any Released Party, (b) of any new or additional facts in any way relating to the subject matter of this release, (c) that any fact relied upon by it was incorrect or (d) that any representation made by any Released Party was untrue or that any Released Party concealed any fact, circumstance or claim relevant to such Borrower’s execution of this release.

11.           Costs, Expenses and Taxes.  The Borrowers agree, jointly and severally, to pay on demand all costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.  In addition, the Borrowers agree, jointly and severally, to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

12.           Section Titles.  The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

13.           Entire Agreement.  This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.

14.           Under Seal; Governing Law.  This Amendment is intended to take effect as sealed instruments and shall be construed in accordance with and governed by the laws of the State of Georgia, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Loan Documents

15.           Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:	CAMPING WORLD, INC., a Kentucky corporation

	By:	/s/ Brent Moody
		Name:	Brent Moody
		Title:	Chief Administrative Officer
and Executive Vice President

CWI, INC., a Kentucky corporation

	By:	/s/ Brent Moody
		Name:	Brent Moody
		Title:	Chief Administrative Officer
and Executive Vice President

GUARANTORS:	CAMPING WORLD INSURANCE SERVICES OF KENTUCKY, INC., a Delaware corporation

	By:	/s/ Brent Moody
		Name:	Brent Moody
		Title:	Chief Administrative Officer
and Executive Vice President

CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC., a Nevada corporation

	By:	/s/ Brent Moody
		Name:	Brent Moody
		Title:	Chief Administrative Officer
and Executive Vice President

SEVENTH AMENDMENT TO CREDIT AGREEMENT

CAMPING WORLD INSURANCE SERVICES OF TEXAS, INC., a Texas corporation

By:	/s/ Brent Moody
	Name:	Brent Moody
	Title:	Chief Administrative Officer
and Executive Vice President

CW MICHIGAN, INC., a Delaware corporation

By:	/s/ Brent Moody
	Name:	Brent Moody
	Title:	Chief Administrative Officer
and Executive Vice President

OUTDOOR BUYS, INC., a Kentucky corporation (formerly known as CAMPING REALTY, INC., a Kentucky corporation)

By:	/s/ Brent Moody
	Name:	Brent Moody
	Title:	Chief Administrative Officer
and Executive Vice President

CAMPING WORLD CARD SERVICES, INC., an Ohio corporation

By:	/s/ Brent Moody
	Name:	Brent Moody
	Title:	Chief Administrative Officer
and Executive Vice President

SEVENTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT
AND LENDERS:
SUNTRUST BANK, as the Administrative
Agent and a Lender

	By:	/s/Angela Leake
Name: Angela Leake
Title: Director

SEVENTH AMENDMENT TO CREDIT AGREEMENT